EXHIBIT 10.1

                       OFFICE BUILDING LEASE


This Lease between Tar Asset Addison Place, L.P., a California limited partnership ("Landlord"), and HemaCare Corporation, a California corporation (Tenant") is dated August 1, 1998.

1.	LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 2l. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2.	DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

a.      Base Rent: (initial) $  241,068.00 per year. (See Section 2j.)

b.      Base Year: The calendar year of 1999

c.      Broker(s): Landlord:  Investment Development Services, Inc.
                              -------------------------------------
                   Tenant:    Bailes and Associates, Inc.
                              -------------------------------------

d.      Commencement Date:   August 1, 1998.

e.	Common Areas:  the building lobbies, common corridors and
        hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.	<Intentionally Deleted>.

g. Expiration Date: October 31, 2002, unless otherwise sooner terminated in accordance with the provisions of this Lease.

h.	<Intentionally Deleted>.

i.      Landlord's Mailing Address:  c/o Investment Development Services, Inc.
                                         888 West Sixth Street, Ninth Floor
                                         Los Angeles, California 90017
                                         Attention:  Real Estate Manager


        Tenant's Mailing Address:       HemaCare Corporation
                                        4954 Van Nuys Boulevard, 2nd Floor
                                        Sherman Oaks, California  91423
                                        Attention:  President


j.      Monthly Installments of Base Rent:
                             8/1/1998-11/30/1998     $10,044.00 per month
                             12/1/1998-9/30/2000     $20,089.00 per month
                             10/1/2000-10/31/2002    $22,524.00 per month

k.	Parking:  Tenant shall be permitted, without cost to park
        thirty-two (32) cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant's guests and visitors for parking which exceeds the thirty-two (32) cars allowed above. Provided Tenant is open for business during the hours referenced below, Landlord shall provide a parking attendant on Monday through Friday, between the hours of 8:30 a.m. and 5:00 p.m., and on Saturday, between the hours of 8:00 a.m. and 4:00 p.m.

l.	Premises:  that portion of the Building containing
        approximately   12,175   square feet of Rentable Area,
        shown by diagonal lines on Exhibit "A," located on the 1st and 2nd Floors of the Building and known as Suite 105 and 2nd Floor. The Premises are broken down as follows:

                                Suite 105        1,992 RSF
				2nd Floor	10,183 RSF
                                                ----------
				Total		12,175 RSF

m.	Project:  the building of which the Premises are a part (the
        "Building") and another buildings or improvements on the real property (the "Property") located at 4954 Van Nuys
        Boulevard, Sherman Oaks, California  91403.

        The Project is known as Addison Place.

n. Rentable Area: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as reasonably determined by Landlord and applied on a consistent basis throughout the Project.

o.      Security Deposit (Article 7): None.

p.      State: the State of California.

q.	<Intentionally Deleted>.

r.	Tenant's Proportionate Share:  63%.  Such share is a
        fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one (1) building(s) containing a total Rentable Area of 19,390 square feet.

s.	Tenant's Use Clause (Article 8):  General offices, blood and blood components donations, patient treatment, medical and blood banking laboratory and storage and processing and manufacturing of blood. Tenant shall be responsible for maintaining a use that is acceptable to all city zoning and use requirements.

t.	Term:  The period commencing on the Commencement Date and
        expiring at midnight on the Expiration Date.

3.	EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.	Exhibit "A" -  Floor Plan of the Premises
b.	Exhibit "B" -  Tenant Allowance Construction Agreement
c.	Exhibit "C" -  Hazardous Materials Notice
d.	Addenda:
            Rider to Lease dated August 1, 1998

4.     DELIVERY OF POSSESSION.

Tenant is currently in possession of the Premises known as 4954 Van Nuys Boulevard, Sherman Oaks, by virtue of a Lease dated July 10, 1986, First Amendment to Lease fully executed on March 31, 1993, and letter agreements dated April 27, 1997 and January 28, 1998 (collectively "Old Lease"). Effective upon full execution and delivery of the instant Lease dated August 1, 1998 to each party, the Old Lease shall be terminated and shall be of no further force and effect. Landlord and Tenant hereby represent that as of the effective date of the instant Lease, neither party is in default of any obligation under the Old Lease and each hereby releases the other from any further liability with respect thereto.

5.	RENT.

5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis.

5.2	Adjusted Base Rent.  (SEE SECTION 2j.)

<Intentionally Deleted>.

5.3	Project Operating Costs.

        a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

        b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

(1)	The term "Project Operating Costs" shall include all those
        items described in the following subparagraphs (a) and (b).

             (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, and (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be
        included in the term Project Operating Costs.   (See Section
        (b))

             (b)     Operating costs incurred by Landlord in
        maintaining and operating the Building and Project, including without limitation the following; costs of (1) utilities;

        (2) supplies; (3) insurance (including public liability, property damage, earthquake*, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent Contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all building or project tenants); (6) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office);
        (7) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (8) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (9) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs to the extent of such reduction each year; and (10) any other commercially reasonable costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term (including the base year), less than eighty-five percent (85%) of the Rentable Area of the Project is occupied, the components of Project Operating Costs, including Taxes as defined in Subsection
        (a) and Operating Costs as defined in Subsection (b), shall be adjusted by Landlord to reasonably approximate the Project Operating Costs which would have been incurred if the Project had been at least eighty-five (85%) occupied.

        Notwithstanding the above, increases in Project Operating Costs (excepting property taxes, insurance premiums, and utility costs) shall not exceed 4% per annum, compounded and cumulative, for purposes of calculating additional rent hereunder.

        Project Operating Costs shall not include electricity and natural gas usage, janitorial service and supplies, and HVAC maintenance and repairs, which specifically serve the Premises. These expenses shall be paid by Tenant directly effective on the Lease Commencement Date. Common area utilities shall be reimbursable in Project Operating Costs.

        Tenant shall not be obligated to pay any increase in property taxes due to a sale or change of ownership of the Property of which the Premises are a part, nor shall Tenant's operating costs be reduced due to a reduction in property taxes based on a sale of the Property.

        * In the event the cost of earthquake insurance coverage for the Project is not included in the Base Year Project Operating Costs, and Landlord subsequently purchases earthquake insurance and includes the cost of coverage in any Comparison Year Project Operating Costs, the Base Year Project Operating Costs shall be adjusted to include the cost of earthquake insurance coverage paid by Landlord during the first Comparison Year in which Landlord includes the cost of such insurance ("Earthquake Adjusted Base Year"). For any subsequent Comparison Year, the use of Base Year or Earthquake Adjusted Base Year shall be determined in relation to whether costs for earthquake insurance were included in Project Operating Costs during the applicable Comparison Year.

(2)	Tenant's Proportionate Share of Project Operating Costs
        shall be payable by Tenant to Landlord as follows:

        (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"),Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the excess of the Project Operating Costs incurred by Landlord in the Comparison Year over the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

        (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's

        Proportionate Share of the Excess Expenses payable during such Comparison Year, as reasonably estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

        (c) At the end of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within fourteen (14) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit within fourteen (14) days after the Expiration Date. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

        (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

        (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office, and if after such inspection Tenant still disputes the amount of additional rent owed Tenant shall be entitled to conduct an audit of Landlord's accounting records, provided Tenant uses an independent certified public accountant experienced in the accounting of commercial real estate ownership and operations in Southern California. Tenant agrees to pay the cost of such audit unless such audit discloses that Landlord's original statement overstated Project Operating Costs by more then five percent (5%), in which event, Landlord shall reimburse Tenant for the cost of such audit.

5.4	Definition of Rent.  All costs and expenses which Tenant
        assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, is sometimes referred to herein as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset except as otherwise provided herein to contrary, in lawful money of the United States of America.

5.5	Rent Control.  If the amount of Rent or any other payment
        due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts that Landlord would have received had there been no restrictions.

5.6	Taxes Payable by Tenant.  In addition to the Rent and any
        other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than those taxes defined in Paragraph 5.3
        (1)(a) or net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, provided that such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than

        Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any cost as required under this Lease, the Base Rent shall be revised to provide to Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6.	INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by Law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.	SECURITY DEPOSIT.

<Intentionally Deleted>.

8. 	TENANT'S USE OF THE PREMISES.

Tenant shall use the Premises solely for the purpose set forth in Tenant's Use Clause, including general office or complementary ground floor retail use, reasonably approved by Landlord.
Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant.
Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.	SERVICES AND UTILITIES.  (SEE RIDER)

Except as otherwise provided in this Lease, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or
(iii) the limitations, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project imposed by governmental requirement or by the utility company furnishing such services. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services other than as a result of Landlord's gross negligence or willful misconduct. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Tenant shall be responsible for the installation of supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant.

Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter in the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water plus any additional expense incurred in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company or mechanical engineer hired by Landlord at Tenant's expense.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service and exterior window washing in a manner that such services are customarily furnished to comparable office buildings in the area.

Notwithstanding the above, Tenant shall have access to the Building and use of the Premises, at will, 24 hours per day, 365 days per year. Tenant shall contract for and pay the appropriate supplier directly for all utility services specifically serving the Premises, janitorial services and supplies, HVAC maintenance and repairs, and any other services and utilities serving the Premises which are not otherwise the obligation of Landlord in accordance with the Lease.

10.	CONDITION OF THE PREMISES.

Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) has been made to Tenant by Landlord or its Broker, other than may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11.	CONSTRUCTION, REPAIRS AND MAINTENANCE.	(SEE RIDER)

a.	Landlord's Obligations.  Landlord shall perform Landlord's
Work to the Premises as described in the Additional Addenda. Landlord shall maintain in good order, condition and repair the Building and all portions of the Premises that are not the obligation of Tenant or of any other tenant in the Building.

b.	Tenant's Obligations.

        (1) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, building standard furnishings and special items and equipment installed by or at the expense of Tenant.

        (2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises,
        (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

        (3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to commence such work promptly and prosecute it diligently to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work provided that Landlord uses due care in connection with such performance.

c.	Compliance with Law.  Landlord and Tenant shall each do all
acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d.	Waiver by Tenant.  Tenant expressly waives the benefits of
any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e.	Load and Equipment Limits.  Tenant shall not place a load
upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer and communicated to Tenant. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f.	Except as otherwise expressly provided in this Lease,
Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the

Premises provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's business in the Premises.

g.	Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of or appurtenance to the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h.	Upon the expiration or earlier termination of this Lease,
Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear and casualty loss. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant's expense.

12.	ALTERATIONS AND ADDITIONS.

a.	Tenant shall not make any additions, alterations, or
improvements to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, except that Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession, normal wear and tear and casualty loss excepted. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, provided that Tenant shall be at no additional cost in connect therewith, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of five percent (5%) of the cost of the work.

b.	Tenant shall pay the cost of all work done on the Premises
pursuant to Section 12a and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of the Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date, sufficiently before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c.	For any additions, alterations or improvements that cost in
excess of $25,000, Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

d.	Unless their removal is required by Landlord as provided in
Section 12a, all additions, alterations and improvements made to the Premises shall become the property of the Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, that Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13.	LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

a.	All fixtures, equipment, improvements and appurtenances
attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b.	All movable partitions, business and trade fixtures,
machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, however, that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.	RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) reasonable and nondiscriminatory rules and regulations and with such reasonable and nondiscriminatory modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project. In the event of any conflict between the provisions of this Lease and the provisions of such rules and regulations, the provisions of this Lease shall control.

15.	CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the
Premises:

a.	To name the Building and Project and to change the name or
street address of the Building or Project;

b.	To install and maintain all signs on the exterior and
interior of the Building and Project;

c.	To have pass keys to the Premises and all doors within the
Premises, excluding Tenant's vaults and safes, computer room, records storage and blood product storage, provided Landlord retains the right to access these areas with the permission and accompaniment of Tenant as Landlord deems reasonably necessary.

d.	At any time during the Term, and on reasonable prior notice
to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgagee on the Project, or to others having an interest in the Project or Landlord and, during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e.	To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority, provided that Landlord use reasonable efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.	ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article
16.

a.	Tenant shall not, without the prior written consent of
Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b.	If at any time or from time to time during the Term Tenant
desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request.
Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

     (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld and shall be deemed given unless
     Landlord advises Tenant within such twenty-day period that Landlord has disapproved such assignee or subtenant;

     (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

     (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

     (4) No assignee or sublease shall have a further right to assign or sublet except on the terms herein contained; and

     (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, including legal, advertising, tenant improvements, and design and construction costs, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c.	Notwithstanding the provisions of paragraphs a and b above,
Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d.	No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.

e.	If Tenant assigns the Lease or sublets the Premises or
requests the consent of Landlord to any assignment or subletting, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred Dollars ($500.00) plus reimburse any attorneys' fees reasonably incurred by Landlord in connection with such act or request, but in no event to exceed One Thousand Dollars ($1,000.00).

17.	HOLDING OVER.

If, after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such Monthly rent installments shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18.	SURRENDER OF PREMISES.

a.	Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty and
(iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b.	If Tenant abandons or surrenders the Premises, or is
dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, but subject to applicable legal requirements, title shall pass to Landlord under this Lease. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender to Landlord all keys to the Premises.

19.	DESTRUCTION OR DAMAGE.

a.	If the Premises or any other portion of the Building
necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's reasonable opinion, be completed within ninety (90) days. If Landlord reasonably determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b.	If in Landlord's reasonable opinion such repairs to the
Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c.	If any other portion of the Building or Project is totally
destroyed or damaged to the extent that in Landlord's reasonable opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d.	If the Premises are to be repaired under this Article,
Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e.	This Lease shall be considered an express agreement
governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances shall, in the absence of express agreement, have no application.

20.	EMINENT DOMAIN.

a.	If the whole of the Building or Premises is lawfully taken
by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that if twenty percent (20%) or more of the Premises is taken, (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b.	In the event of any taking, partial or whole, all of the
proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property and goodwill.

c.	In the event of a partial taking of the Premises which does
not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any Leasehold Improvements and Tenant's Property other than Building Standard Work.

21.	INDEMNIFICATION.

a.	Tenant shall indemnify and hold Landlord harmless against
and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord defend Landlord in any action or processing arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b.	Landlord shall not be liable for injury or damage which may
be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources unless such injury or damage results from the gross negligence or willful misconduct of Landlord or its agents. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.	INSURANCE.

a.	All insurance required to be carried by Tenant hereunder
shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain
(i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agent, employees, or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

b.	Beginning on the date that Tenant is given access to the
Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril including with the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c.	Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less then One
Million Dollars ($1,000,000) combined single limit for bodily injury, death and property damage liability.

d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

e.	Landlord shall carry liability insurance for common areas
and casualty insurance (fire and extended coverage) for Building in amounts that Landlord deems commercially reasonable.

23.	WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have been in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is
contained in this Lease.   Notwithstanding the foregoing, if
Tenant, it's agents, employees, assignees, or successors are responsible for damage to the property, Tenant shall pay the deductible portion of Landlord's insurance policy.

24.	SUBORDINATION AND ATTORNMENT.

Landlord shall use its best efforts to provide Tenant with a non-disturbance agreement from each holder of a lien encumbering the Property within thirty (30) days following Tenant's execution hereof, such non-disturbance agreement to be reasonably acceptable to Tenant in form and substance.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before any such subordination is effectuated, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing reasonably acceptable to Tenant in form and substance, providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor, as the case may be, and recognize that party as Landlord under this Lease, provided that such party acquires and accepts the Premises subject to this Lease.

25.	TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent, and (3) not more than one month's Rent has been paid in advance.

26.	TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease and occurring after the consummation of such sale or transfer, provided that the purchaser shall expressly assume in writing all of the covenants and obligations of Landlord under this Lease and Tenant shall receive written notice thereof. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer (with notice thereof to Tenant), Landlord shall be relieved of any and all further liability with respect thereto.

27.	DEFAULT.

27.1	Tenant's Default.  The occurrence of any one or more of the
following events shall constitute a default and breach of this Lease by Tenant.

a.	If Tenant abandons or vacates the Premises, stops the
payment of all monthly obligations and is not using good faith efforts to sublease the Premises; or

b.	If Tenant fails to pay any Rent or any other charges
required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c.	If Tenant fails to promptly and fully perform any other
covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant (provided, however, that in the event such failure is not reasonably susceptible of cure within such thirty-day period, Tenant shall have a reasonable additional period within which to effectuate such cure); or

d.	If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

e.	If Tenant makes a general assignment for the benefit of
creditors, or provides for an arrangement, composition extension or adjustment with its creditors; or

f.	If Tenant files a voluntary petition for relief or if a
petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g.	If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (so has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property and such appointment is not dismissed within 30 days thereafter; or

h.	If Tenant is a partnership or consists of more than one (1)
person or entity, if any partner of the partnership or other person or entity, is involved in any of the acts or events described in subparagraphs d through g above.

27.2  	Remedies. In the event of Tenant's default hereunder,
then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

a.	Terminate this Lease and Tenant's right to possession of the
Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b.	Continue this Lease in effect, reenter and occupy the
Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable;
or

c.	Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter occurring, unless Landlord notifies the Tenant in writing of Landlord's election to terminate the Lease.

In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

	1.	Past Rent.  The worth at the time of the award of any
                unpaid Rent which had been earned at the time of termination; plus

	2.	Rent Prior to Award.  The worth at the time of the
                award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; plus

	3.	Rent After Award.  The worth at the time of the award
                of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

	4.	Proximately Caused Damages.  Any other amount necessary
                to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers' commissions; provided, however, that the costs or expenses referenced in clauses (c) and (d) above shall be limited to those directly attributable to the portion of any new lease that runs up to and including the Expiration Date hereof.

"The worth at the time of the award" as used in subparagraph 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent, Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the proceeds, rents, issues, profits and other income actually received or payable on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28.	BROKERAGE FEES.

Each of Landlord and Tenant warrants and represents to the other that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Brokers identified in Section 2(c) above. Landlord and Tenant shall indemnify and hold the other harmless from any cost, expense or liability (including costs of suits and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of the indemnifying party.

29.	NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered, upon actual receipt, or if sent by overnight courier or by certified or registered U.S. mail, postage prepaid, upon the earlier of actual receipt or two (2) business days after sending and each case addressed as follows:
(a) if to Landlord, to Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30.	GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.	[Intentionally Deleted]

32	QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease or other agreement to which this Lease may be subordinate.

33.	OBSERVANCE OF LAW.

Tenant shall not use the Premises nor permit anything to be done in or about the Premises which will in any way violate any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not arising from Tenant's improvements or acts (which changes shall be Landlord's obligation to perform). The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.	FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.	CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to), without waiving such default but upon giving Tenant not less than five (5) days prior written notice thereof, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.	SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including, without limitation, the inside or outside of windows or doors, without the written consent of Landlord; provided, however, that Landlord hereby consents to the exterior sign of Tenant located on the Building on the Commencement Date. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) business days of written demand by Landlord.

37.	MISCELLANEOUS.

a.	Accord and Satisfaction; Allocation of Payments.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then due or delinquent. Any payment or performance due from Tenant may be tendered "under protest" and shall in no event constitute a waiver by Tenant to contest such payment or performance or otherwise enforce Tenant's rights with respect thereto.

b.	Addenda.  If any provision contained in an addendum to this
Lease is inconsistent with any other provision herein, the provisions contained in the addendum shall control, unless otherwise provided in the addendum.

c.	Attorneys' Fees.  In the event either party fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.
The prevailing party shall include, without limitation, (i) a party who dismisses an action in exchange for sums allegedly due,
(ii) the party who received performance from the other party where such performance is substantially equal to the relief sought in an action, or (iii) the party determined to be the prevailing party by a court of law, and the "party not prevailing" shall be the other party.

d.  	Captions, Articles and Section Numbers.  The captions
appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e.	<Intentionally Deleted>

f.	Choice of Law.  This Lease shall be construed and enforced
in accordance with the laws of the State.

g.	Consent.  Notwithstanding anything contained in this Lease
to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any unreasonable refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h.	Corporate Authority.  If Tenant is a corporation, each
individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i.	Counterparts.  This Lease may be executed in multiple
counterparts, all of which taken together shall constitute one and the same Lease.

j.	Execution of Lease; No Option.  The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of the Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k.	Furnishing of Financial Statements; Tenant's
Representations. In order to induce Landlord to enter into the Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. 	Further Assurances.  The parties agree to promptly sign all
documents reasonably requested to give effect to the provisions of this Lease.

m.	Mortgagee Protection.  Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default;
provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n.	Prior Agreements; Amendments.  This Lease contains all of
the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o.	Recording.  Tenant shall not record this Lease without the
prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. 	Severability. A final determination by a court of competent
jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q.	Successors and Assigns.  This Lease shall apply to and bind
the heirs, personal representatives and permitted successors and assigns of the parties.

r.	Time of the Essence.  Time is of the essence of this Lease.

s.	Waiver.  No delay or omission in the exercise of any right
or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

	The receipt of and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

        No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the Premises and accomplish a termination of the Lease.

        Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.


                          SEE YOUR ATTORNEY

THIS LEASE SHOULD BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT. INVESTMENT DEVELOPMENT SERVICES MAKES NO REPRESENTATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY, OR TAX CONSEQUENCES OF THIS LEASE. THESE ARE QUESTIONS FOR YOUR ATTORNEY OR ACCOUNTANT.

The parties hereto have executed this Lease as of the date first set forth above.

Tar Asset Addison Place, L.P.,             HemaCare Corporation
a California limited partnership           a California corporation

Date:  10/30/1998                          Date:  10/16/1998
      ---------------------------               ------------------------

By:      Tar Asset Corporation             By: /s/ William D. Nicely
      ---------------------------             --------------------------
Its:    General Partner                    Its:     CEO
      ---------------------------              -------------------------

By:   /s/ Yousuf A. Tar                    By: /s/ Sharon C. Kaiser
      ---------------------------             --------------------------
       Yousuf A. Tar
Its:    President                          Its:  CFO
      ---------------------------              -------------------------
           "Landlord"                                 "Tenant"

          RIDER TO LEASE DATED AUGUST 1, 1998 BETWEEN TAR ASSET ADDISON PLACE, L.P., A CALIFORNIA LIMITED PARTNERSHIP
          ("LANDLORD"), AND HEMACARE CORPORATION, A CALIFORNIA
           CORPORATION ("TENANT"), FOR THE PREMISES COMMONLY
            KNOWN AS 4954 VAN NUYS BOULEVARD, SHERMAN OAKS,
                             CALIFORNIA


9.	SERVICES AND UTILITIES:

	Notwithstanding the provisions of Paragraph 9 of the Lease, effective on the Commencement Date, Tenant shall assume responsibility for the maintenance and repair of the HVAC equipment serving the Premises. In the event replacement of the existing rooftop HVAC equipment is required during the term of the Lease, Landlord shall replace such equipment at its sole cost and expense, provided that Tenant maintains the equipment in a manner which is consistent with similar office buildings.

	In addition to the Tenant Improvements described below in Paragraph 11, within thirty (30) days after the full execution of this Lease, Landlord, at Landlord's sole cost and expense, shall cause to be repaired the HVAC system that currently serves the laboratory and accounting departments of Tenant so that it is in good working order.

11.	CONSTRUCTION, REPAIRS, AND MAINTENANCE (TENANT IMPROVEMENTS):

	Notwithstanding the provisions of Paragraph 11 of the Lease, Landlord, at its sole cost and expense, shall cause the following repair work to be performed to the second floor of the Premises:

        i) Repair the concrete floor areas that are decomposing under the carpet.

       ii) Repair the water-damaged wood, windows and drywall within the two (2) stairwells.

       To the extent reasonably possible, Landlord's repair work referenced above shall be performed after normal building hours so as not to unreasonably interfere with Tenant's operations.

	Additionally, in accordance with Exhibit "B" - Tenant Allowance Construction Agreement, incorporated herein and made a part hereof, Landlord shall also provide to Tenant a total amount of $70,000 for all renovation and HVAC modifications which Tenant desires to complete within the Premises. Landlord's allowance shall be paid in progress payments, in accordance with invoices presented by Tenant's contractor not more than once per month, to Tenant or Tenant's contractor after completion of the work in progress, verification by Landlord that the invoiced work was completed in accordance with plans and specifications reasonably approved by Landlord, and receipt of preliminary lien releases from the contractors performing the work. Payment shall be made within fourteen (14) business days after Tenant's written request. A ten percent (10%) retention shall be withheld from each progress payment invoice from Tenant's contractor. The final ten percent (10%) shall be paid after expiration of all lien periods applicable to such work and receipt of unconditional lien releases from the contractor and subcontractors utilized in connection therewith.

Rider to Lease dated August 1, 1998
Page 2

	Tenant shall perform all work in the Premises using licensed, insured contractors, and the contractors shall provide certificates of insurance which name
        Landlord and Landlord's management company as an additional insured.

	Landlord shall reasonably approve Tenant's renovation plans and specifications prior to Tenant's commencement of the work.

Notwithstanding the foregoing, Exhibit "B" - Tenant
Allowance Construction Agreement, attached hereto and made a part of this Lease, sets forth the detailed procedure of how the interior improvements shall be completed by Tenant. In the event of conflict between the provisions of this paragraph and the provisions of Exhibit "B", this paragraph shall prevail.

38. ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING
    PREMISES.

In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days or ten (10) business days in any twelve (12) month period (the
"Eligibility Period") as a result of (i) any damage or destruction to the Premises, the Project and/or the Building, (ii) any repair, maintenance or alteration performed by Landlord after the Commencement Date, which substantially interferes with Tenant's use of the Premises, the Project and/or the Building, (iii) any failure by Landlord to provide Tenant with services otherwise required to be furnished by Landlord hereunder (provided that the furnishing of services is within Landlord's control) or access to the Premises, the Project and/or the Building, (iv) because of an eminent domain proceeding or (v) because of the presence of hazardous substances in, on or around the Premises, the Building or the Project which could pose a health risk to occupants of the Premises, then
Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility
Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If
Tenant's right to abatement occurs during a free rent period (for these purposes, free rent shall be deemed to include half rent, etc.) which arises after the Commencement Date, Tenant's free rent period shall be extended for the number of days that the abatement period overlapped the free rent period ("Overlap
Period"). Landlord shall have the right to extend the Expiration Date for a period of time equal to the Overlap Period if Landlord sends a notice to Tenant of such election within ten (10) days following the end of the extended free rent period. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Project, the Building and/or Tenant's
Property, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, the Project and/or the Building, to rebuild such portion as Tenant is required to rebuild, to install its property,

Rider to Lease dated August 1, 1998
Page 3


furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend. To the extent
Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by
Section 19 [Destruction or Damage] and 20 [Eminent
Domain] of the Lease, then the Eligibility Period shall not be applicable. To the extent Tenant has prepaid
Rent (as it does each month since Rent is due on the first day of each month) and Tenant is subsequently entitled to an abatement, such prepaid, and subsequently abated, Rent should be refunded to, and paid by Landlord to, Tenant within thirty (30) days after the end of the appropriate month.

39.	RIGHT TO TERMINATE

     (a)     Notwithstanding anything in either Section 19
[Destruction or Damage] and 20 [Eminent Domain] to the contrary, and except as expressly set forth in Subsection (b) below, in the event that Tenant is notified or becomes aware of the fact that as a result of:

      (i) damage or destruction of the Premises, the Project and/or the Building or any part thereof so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Project and/or the Building;

      (ii) a taking by eminent domain or exercise of other governmental authority of the Premises, the Project and/or the Building or any part thereof so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Project and/or the Building;

      (iii)   the inability of Landlord to provide
      services to the Premises, the Project and/or the Building so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Project and/or the Building; or

     (iv) any discovery of hazardous substances in, on or around the Premises, the Building and/or the Project not placed in, on or around the Premises, the Building and/or the Project by Tenant, that may, considering the nature and amount of the substances involved, interfere with Tenant's use of all or a portion of the Premises or which may present a health risk to any occupants of the Premises; or

     (v)     the discovery of any other hazardous
     condition with respect to the Premises, the Project and/or the Building which would make it dangerous or unsafe for Tenant and its employees to conduct their normal and customary business operations from the
     Premises (each of the items set forth in provision (a)(i), (ii), (iii), (iv) and (v) being referred to herein as a "Trigger
     Event").

In the event Tenant cannot, within six (6) months
("Non-Use Period") after the occurrence of the Trigger
Event, be given reasonable use of, and access to, a fully repaired, restored, safe and healthful Premises, Project and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises, the Project and the Building, all suitable for the efficient conduct of Tenant's business therefrom, then
Tenant may thereafter elect at any time to exercise an on-going right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time

Rider to Lease dated August 1, 1998
Page 4


following the expiration of the Non-Use Period but prior to Landlord's cure of the Triggering Event (but in no event later than nine (9) months after the Trigger Event).

     (b) In the event of any Trigger Event occurring during the last year of the Lease Term or, if an applicable renewal option has been exercised, during the last year of any renewal term, should the Non-Use Period continue for sixty
(60) days, Tenant may elect to exercise an on-going right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

The parties hereto have executed this Rider to Lease as of the date set forth.

Tar Asset Addison Place, L.P.,              HemaCare Corporation
a California limited partnership            a California corporation

Date:  10/30/1998                           Date:  10/16/1998
     ----------------------                      ------------------------

By:   Tar Asset Corporation                 By:  /s/ William D. Nicely
     --------------------------                --------------------------

Its:    General Partner                     Its:     CEO
     --------------------------                 -------------------------

By:  /s/ Yousuf A. Tar                      By:    /s/ Sharon C. Kaiser
    ---------------------------                 -------------------------
        Yousuf A. Tar

Its:    President                           Its:  CFO
     --------------------------                 -------------------------
          "Landlord"                                     "Tenant"

                            List of Exhibits

                 EXHIBIT "A" - Floor Plan of Premises
                 EXHIBIT "B" - Tenant Allowance Construction Agreement EXHIBIT "C" - Hazardous Materials Notice